Exhibit (a)(1)(E)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

MIDAS, INC.

at

$11.50 Net Per Share

Pursuant to the Offer to Purchase dated March 28, 2012

by

GEARSHIFT MERGER CORP.,

a wholly owned subsidiary of

TBC CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF TUESDAY, APRIL 24, 2012, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

March 28, 2012

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated March 28, 2012 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by Gearshift Merger Corp., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of TBC Corporation, a Delaware corporation (“Parent”) to purchase all outstanding shares of common stock, par value $0.001 per share (together with the associated preferred stock purchase rights, the “Shares”), of Midas, Inc., a Delaware corporation (“Midas”), at a purchase price of $11.50 per Share, net to the seller in cash (the “Offer Price”), without interest, less any required withholding taxes, upon the terms and subject to the conditions of the Offer.

Also enclosed is a letter to stockholders of Midas from the Chief Executive Officer of Midas, accompanied by Midas’ Solicitation/Recommendation Statement on Schedule 14D-9.

THE BOARD OF DIRECTORS OF MIDAS UNANIMOUSLY RECOMMENDS THAT YOU TENDER ALL OF YOUR SHARES INTO THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The Offer Price for the Offer is $11.50 per Share, net to you in cash, without interest, less any required withholding taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of March 12, 2012 (as it may be amended or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among Parent, Purchaser and Midas, pursuant to which, following the consummation of the Offer and the satisfaction or waiver of the conditions set forth therein, Purchaser will merge with and into Midas (the “Merger”), with Midas continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares then owned by Parent, Purchaser, Midas or any of their respective direct or indirect wholly owned subsidiaries and (ii) Shares that are held by any stockholders who properly demand appraisal in connection with the Merger as described in Section 17 of the Offer to Purchase) will cease to be issued and outstanding, will be cancelled, will cease to exist and will be converted into the right to receive an amount in cash equal to the Offer Price, without interest, less any applicable withholding taxes.

4. After careful consideration, the board of directors of Midas has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including without limitation, the Offer and the Merger, upon the terms and conditions set forth in the Merger Agreement, are advisable, fair to and in the best interests of Midas and Midas’ stockholders, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and (iii) recommended that Midas’ stockholders accept the Offer, tender their Shares pursuant to the Offer and, to the extent required by the Delaware General Corporation Law, adopt the Merger Agreement.

5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, at the end of Tuesday, April 24, 2012, unless the Offer is extended.

6. The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase, including there being validly tendered in accordance with the terms of the Offer and not withdrawn prior to the Expiration Date a number of Shares that represents at least a majority of the outstanding Shares on a fully diluted basis as of the Expiration Date.

7. Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

MIDAS, INC.

at

$11.50 NET PER SHARE

Pursuant to the Offer to Purchase dated March 12, 2012

by

GEARSHIFT MERGER CORP.,

a wholly owned subsidiary of

TBC CORPORATION

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 28, 2012 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, and together with the Offer to Purchase, the “Offer”), in connection with the offer by Gearshift Merger Corp., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of TBC Corporation, a Delaware corporation, to purchase all outstanding shares of common stock, par value $0.001 per share (together with the associated preferred stock purchase rights, the “Shares”) of Midas, Inc., a Delaware corporation, at a purchase price of $11.50 per Share, net to the seller in cash, without interest, less any required withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on my behalf will be determined by Purchaser in its sole discretion.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:              SHARES*

The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to the Expiration Date.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated: (Signature(s)) (Please Print Name(s)) Address (Include Zip Code) Area Code and Telephone No. Taxpayer Identification or Social Security No.